CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-APR-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-APR-03
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2003A                     FOR THE PERIOD ENDED:  25-MAR-03
                                              LOCK-OUT DATE:         FEB-08

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I AV         CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   758,062.23      1,521,377.80        144,196.70      102,001.75

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    177,737.79        403,873.57
    (B) PARTIAL PREPAYMENTS RECEIVED                                57,613.29        130,914.68
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             404,901.24        920,057.10
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      640,252.32      1,454,845.35              0.00            0.00

(C) INTEREST DISTRIBUTION                                          117,809.91         66,532.45        144,196.70      102,001.75
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        117,809.91         66,532.45        144,196.70      102,001.75

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         60,140,370.68     48,939,664.29     49,723,000.00   26,043,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   640,252.32      1,454,845.35              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             68,500,118.36     47,484,818.94     49,723,000.00   26,043,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          299,101.62     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I AV            0.97857312
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1V          0.93303242
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           299,101.62     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   167,680.35        106,313.33         81,223.80       86,986.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          167,680.35        106,313.33         81,223.80       86,986.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        167,680.35        106,313.33         81,223.80       86,986.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            70,000,000.00           1.9788%        1.3288%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                            50,893,000.00           1.5788%        0.6500%   Spread AV
    REIMBURSEABLE FEES                                           49,723,000.00           3.4800%        0.2500%   Spread A-1V
                                                                 26,043,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         32,402,000.00           6.2100%
                                                                 15,947,000.00           8.0000%
                                                                 13,048,000.00           7.4700%
                                                                 13,048,000.00           8.0000%
                                                                 18,846,522.00           8.0000%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   125,643.48

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          125,643.48
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        125,643.48

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         18,846,522.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             18,846,522.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-APR-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-APR-03
SENIOR/SUBORDINATED PASS-THROUGH              FOR THE PERIOD ENDED:  25-MAR-03
CERTIFICATES SERIES 2003A                     LOCK-OUT DATE:         FEB-08



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                                62      2,090,031       31-59 Days Delinquent       41        1,294,797
    60-89 Days Delinquent                                22        716,859       60-89 Days Delinquent       18          630,779
    90+ Days Delinquent                                   8        224,582       90+ Days Delinquent          7          202,201

    3-Month Avg Thirty-Day Delinquency Ratio          0.76%                      3-Month Avg Thirty-Day Delinquency Ratio  0.49%
    3-Month Avg Sixty-Day Delinquency Ratio           0.18%                      3-Month Avg Sixty-Day Delinquency Ratio   0.17%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                               1,020,306.96             Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount        0
(J) Principal Balance of Contracts in Repossession              145,149.85        Cumulative Acquisition Loss Amount           0

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.00%
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   125,643.48
    (y) Remaining Amount Available                            1,145,950.44
                                                                ----------
    Amount Of (x) Over (y)                                            0.00               Prepayment Rate

(M) Class B-2 Liquidation Loss Amount                                 0.00        Current Month Prepayment Rate            6.33%
                                                                                  Current Month Model Prepayment Rate      166%
(N) Guarantee Payment                                                 0.00
                                                                                  3-Month Prepayment Rate                  N/A
(O) Unadvanced Shortfalls                                             0.00        3-Month Model Prepayment Rate            N/A

                                                        No.         $             Cumulative Prepayment Rate               7.82%
(P) Units Repossessed                                     4      74,910.04        Cumulative Model Prepayment Rate         205%

(Q) Principal Prepayments Paid                                1,513,486.31

(R) Scheduled Principal Payments                                581,611.36

(S) Weighted Average Interest Rate                                   9.90%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                3,918,321.10
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st            787,041.48
     Certificate Account Balance At Monthly Cutoff-Yield Maintenance Account         0.00
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             1,572.59
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         192.43
(iii)Section 5.05 Certificate Fund Income-Yield Maintenance Account                  0.00
(V) Principal Due Holders                                                            0.00
Less:
(i)  Due to the Servicer Senior Monthly Servicing Fee                          239,281.30
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Vanderbilt                               243,738.19
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Subservicer-21st                          50,494.72
(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                  59,820.32
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             299,101.62

Available Distribution Amount-Vanderbilt                                     3,377,053.88
Available Distribution Amount-Subservicer-21st                                 736,739.19
Available Distribution-Yield Maintenance Account                                     0.00
To Class A And B                                                             3,093,486.11

Monthly Excess Cashflow                                                      1,020,306.96

Weighted Average Remaining Term (Months)                                           234.00

  Scheduled Balance Computation

  Prior Month Balance                                                      287,137,556.97


  Current Balance                                     285,034,379.89
     Adv Principal                                         69,730.70
     Del Principal                                         61,651.29
  Pool Scheduled Balance                                                   285,042,459.30


  Principal Payments In Full                            1,324,958.34
  Partial Prepayments                                     188,527.97

  Scheduled Principal                                     581,611.36

  Collateral Balance                                                       285,034,379.89
